DEALER SALES CONTRACT

Between: Putnam Retail Management Limited Partnership and [Name of Dealer] General Distributor of
The Putnam Family of Mutual Funds
One Post Office Square
Boston, MA  02109

As general distributor of The Putnam Family of Mutual Funds (the "Funds"), we agree to sell you shares of beneficial interest issued by the Funds (the "Shares"), subject to any limitations imposed by any of the Funds and to confirmation by us in each instance of such sales. By your acceptance hereof, you agree to all of the following terms and conditions:

1. Offering Price and Fees

The public offering price at which you may offer the Shares is the net asset value thereof, as computed from time to time, plus any applicable sales charge described in the then-current Prospectus of the applicable Fund. As compensation for each sale of Shares made by you, you will be allowed the dealer discount if any, on such Shares described in the then-current Prospectus of the Fund whose Shares are sold. We reserve the right to revise the dealer discount referred to herein upon ten days' written notice to you. We will furnish you upon request with the public offering prices for the Shares, and you agree to quote such prices in connection with any Shares offered by you for sale. Your attention is specifically called to the fact that each sale is always made subject to confirmation by us at the public offering price next computed after receipt of the order. There is no sales charge or dealer discount to dealers on the reinvestment of dividends and distributions.

In addition to the dealer discount, if any, allowed pursuant to the foregoing provisions of this Section 1, we may, at our expense, provide additional promotional incentives or payments to dealers. If non-cash concessions are provided, each dealer earning such a concession may elect to receive an amount in cash equivalent to the cost of providing such concessions. Notice of the availability of concessions will be given to you by us. All dealer discounts, promotional incentives, payments and concessions will be made by us in accordance with National Association of Securities Dealers, Inc. ("NASD") guidelines and rules.

2. Manner of Offering,
Selling and Purchasing Shares

We have delivered to you a copy of each Fund's current Prospectus and will provide you with such number of copies of each Fund's Prospectus, Statement of Additional Information and shareholder reports and of supplementary sales materials prepared by us, as you may reasonably request. You will offer and sell the Shares only in accordance with the terms and conditions of the current Prospectus and Statement of Additional Information of the applicable Fund. Neither you nor any other person is authorized to give any information or to make any representations other than those contained in such Prospectuses, Statements of Additional Information and shareholder reports or in such supplementary sales materials. You agree that you will not use any other offering materials for the Funds without our written consent.

You hereby agree:

(i) to exercise your best efforts to find purchasers for the Shares of the Funds,

(ii) to furnish to each person to whom any sale is made a copy of the then-current Prospectus of the applicable fund,

(iii) to transmit to us promptly upon receipt any and all orders received by you, and

(iv) to pay to us the offering price, less any dealer discount to which you are entitled, within three (3) business days of our confirmation of your order, or such shorter time as may be required by law. If such payment is not received within said time period, we reserve the right, without prior notice, to cancel the sale, or at our option to return the Shares to the issuer for redemption or repurchase. In the latter case, we shall have the right to hold you responsible for any loss resulting to us. Should payment be made by check, liquidation of Shares may be delayed pending clearance of the check. In the event your check is dishonored for any reason, you shall remain liable for the purchase price and any loss incurred by us. In addition, should payment be made by means of a second or third party check, you shall be deemed to have made all presentment, transfer and other applicable warranties set forth in the Uniform Commercial Code, and in the event such check is either dishonored or subsequently determined to be invalid for any reason (including without limitation as a result of such check having been lost, stolen or unauthorized) you shall remain liable for the purchase price and any loss incurred by us.

3. Compliance With Law

You hereby represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and are licensed and qualified as a broker-dealer or otherwise authorized to offer and sell the Shares under the laws of each jurisdiction in which the Shares will be offered and sold by you. You further confirm that you are a member in good standing of the NASD and agree to maintain such membership in good standing or, in the alternative, you are a foreign dealer not eligible for membership in the NASD.

You agree that in selling Shares you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act of 1933, as amended, the applicable rules and regulations of the NASD, and the applicable rules and regulations of any jurisdiction in which you sell, directly or indirectly, any Shares. You agree not to offer for sale or sell the Shares in any jurisdiction in which the Shares are not qualified for sale or in which you are not qualified as a broker-dealer.

4. Relationship with Dealers

In offering and selling Shares under this Contract, you shall be acting as principal and nothing herein shall be construed to constitute you or any of your agents, employees or representatives as our agent or employee, or as an agent or employee of the Funds. As general distributor of the Funds, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution of the Shares. We shall not be under any obligation to you, except for obligations expressly assumed by us in this Contract.

5. Termination

Either party hereto may terminate this Contract, without cause, upon ten days' written notice to the other party. We may terminate this Contract for cause upon the violation by you of any of the provisions hereof, such termination to become effective on the date such notice of termination is mailed to you. This Contract shall terminate automatically if either Party ceases to be a member of the NASD.

6. Assignability

This Contract is not assignable or transferable, except that we may assign or transfer this Contract to any successor which becomes general distributor of the Funds.

7. Governing Law

This Contract and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of The Commonwealth of Massachusetts.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,

                                PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

                                By:
                                    --------------------------
                                    Richard A. Monaghan,
                                    President

We accept and agree to the foregoing Contract as of the date set forth below.

Please indicate which best          Dealer:
describes your firm's entity:               ------------------------------

/  /  Partnership                   By:
/  /  Corporation                           ------------------------------
/  /  Other - please specify:               Authorized Signature, Title

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                                            Address

Please provide your organization's
Tax Identification Number on the
following line:

                                            Dated:
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Please return the signed Putnam copy to Putnam Mutual Funds Corp., P.O.
Box 41203, Providence, RI 02940-1203

                                            Approval:
                                                      ---------------------
                                            Date required:
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